Exhibit 99.1

FOR IMMEDIATE RELEASE	New York, NY (April 28, 2009)

INTERPUBLIC ANNOUNCES FIRST QUARTER 2009 RESULTS

•	Organic revenue decrease of 5.6% relative to last year’s first quarter reflects impact of global recession on client spend
•	Effective cost controls result in seasonal net loss available to IPG common stockholders of $73.9 million, compared to $69.7 million in the 2008 quarter
•	Despite challenging economic environment, first quarter 2009 loss of ($0.16) per basic and diluted share comparable to loss of ($0.15) per basic and diluted share for same period a year ago

Summary

•	Revenue
•	First quarter 2009 revenue of $1.33 billion, compared to $1.49 billion the same period a year ago.
•	Organic revenue decrease of 5.6% compared to the first quarter of 2008.

•	Operating Results
•

Operating loss in the first quarter of 2009 was $81.9 million, including severance charges of $41.6 million, compared to an operating loss of $57.8 million in the first quarter of 2008, which included severance charges of $13.9 million.

•	Operating margin was (6.2%) for the three months ended March 31, 2009 compared to (3.9%) for the three months ended March 31, 2008.

•	Net Results
•

First quarter 2009 net loss attributable to IPG was $67.0 million and net loss available to IPG common stockholders was $73.9 million, or ($0.16) per basic and diluted share. This compares to a net loss attributable to IPG a year ago of $62.8 million and net loss available to IPG common stockholders of $69.7 million, or ($0.15) per basic and diluted share.

“To date this year, we’ve continued to see the significant effect that the global recession is having on demand for marketing services. As was the case in the fourth quarter, we demonstrated the appropriate cost discipline and successfully managed margins,” said Michael I. Roth, Interpublic’s Chairman and CEO. “Excluding severance costs, operating performance in the first quarter was in line with the same period in 2008. Our diversified business model, which includes the full range of marketing disciplines, operations in all world regions and a broad-based client roster, made positive contributions to our first quarter results. We continue to have a strong balance sheet, which is vital as we move through this uncertain period. As previously indicated, we will remain focused on the basics of conservatively managing our business and delivering value to our clients. Our people and professional offerings are strong and competitive across all channels

Interpublic Group 1114 Avenue of the Americas New York, NY 10036 212-704-1200 tel 212-704-1201 fax

and consumer touchpoints – this means we will be well-positioned to capitalize on opportunities in step with an economic recovery.”

Operating Results

Revenue

Reported revenue of $1.33 billion in the first quarter of 2009 was down 10.8% compared with the same period in 2008. During the quarter, the effect of foreign currency translation was negative 7.3%, the impact of net acquisitions was positive 2.1% and the resulting organic decrease in revenue was 5.6%.

Operating Expenses

During the first quarter of 2009, reported salaries and related expenses were $996.5 billion, down 6.4% compared to the same period in 2008. Adjusted for currency effects and the effect of net acquisitions, salary and related expenses decreased 1.8% organically. Our staff cost ratio, which is salaries and related expenses as a percentage of revenue, was 75.2% in the first quarter as expenses are recognized ratably throughout the year and are therefore less seasonal than revenue. Over the past six months we have incurred approximately $90 million of severance expense related to the separation of approximately 2,800 employees, or 6% of our workforce.

During the first quarter of 2009, reported office and general expenses were $410.9 million, down 13.5% compared to the same period in 2008. After adjusting for currency effects and the effect of net acquisitions, office and general expenses decreased 8.4% organically.

Interpublic Group 1114 Avenue of the Americas New York, NY 10036 212-704-1200 tel 212-704-1201 fax

Non-Operating and Tax

Net cash interest expense of $23.1 million in the first quarter of 2009 was relatively flat compared to the same period in 2008.

Other income was $4.9 million for the three months ended March 31, 2009.

The income tax benefit in the first quarter of 2009 was $25.4 million on loss before income taxes of $99.5 million, compared to a benefit of $23.7 million on loss before income taxes of $88.2 million in the same period in 2008. The effective tax rate for the first quarter of 2009 is 25.5% compared to 26.9% for the same period a year ago.

Balance Sheet

At March 31, 2009, cash, cash equivalents and marketable securities totaled $1.66 billion, compared to $2.27 billion at the end of 2008 and $1.51 billion at the end of the first quarter of 2008. Total debt of $2.11 billion as of March 31, 2009 remained flat when compared to the end of 2008.

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Interpublic Group 1114 Avenue of the Americas New York, NY 10036 212-704-1200 tel 212-704-1201 fax

About Interpublic

Interpublic is one of the world's leading organizations of advertising agencies and marketing services companies. Major global brands include Draftfcb, FutureBrand, GolinHarris International, Initiative, Jack Morton Worldwide, Lowe Worldwide, Magna, McCann Erickson, Momentum, MRM Worldwide, Octagon, Universal McCann and Weber Shandwick. Leading domestic brands include Campbell-Ewald, Campbell Mithun, Carmichael Lynch, Deutsch, Hill Holliday, Mullen, The Martin Agency and R/GA. For more information, please visit www.interpublic.com.

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Contact Information

Philippe Krakowsky (212) 704-1328	Jerry Leshne (Analysts, Investors) (212) 704-1439

Interpublic Group 1114 Avenue of the Americas New York, NY 10036 212-704-1200 tel 212-704-1201 fax

Cautionary Statement

This release contains forward-looking statements and when used in this discussion and the financial statements, the words “expect(s)”, “will”, “may”, “could”, and similar expressions are intended to identify forward-looking statements. Statements in this release that are not historical facts, including statements about management’s beliefs and expectations, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined under Item 1A, Risk Factors, in our most recent annual report on Form 10-K. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:

•	potential effects of a weakening economy, for example, on the demand for our advertising and marketing services, on our clients’ financial condition and on our business or financial condition;
•	our ability to attract new clients and retain existing clients;
•	our ability to retain and attract key employees;
•	risks associated with assumptions we make in connection with our critical accounting estimates, including changes in assumptions associated with any effects of a weakened economy.
•	potential adverse effects if we are required to recognize impairment charges or other adverse accounting-related developments;
•

risks associated with the effects of global, national and regional economic and political conditions, including counterparty risks and fluctuations in economic growth rates, interest rates and currency exchange rates; and

•	developments from changes in the regulatory and legal environment for advertising and marketing and communications services companies around the world.

Interpublic Group 1114 Avenue of the Americas New York, NY 10036 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES

CONSOLIDATED SUMMARY OF EARNINGS

FIRST QUARTER REPORT 2009 AND 2008

(Amounts in Millions except Per Share Data)

(UNAUDITED)

	Three Months Ended March 31,
	2009		2008	Fav. (Unfav.) % Variance
Revenue:
United States	$781.4		$849.1	(8.0)%
International	543.9		636.1	(14.5)%
Total Revenue	1,325.3		1,485.2	(10.8)%

Operating Expenses:
Salaries and Related Expenses	996.5		1,064.8	6.4%
Office and General Expenses	410.9		475.0	13.5%
Restructuring and Other Reorganization-Related (Reversals) Charges	(0.2)		3.2	N/A
Total Operating Expenses	1,407.2		1,543.0	8.8%

Operating Loss	(81.9)		(57.8)	(41.7)%
Operating Margin %	(6.2%	)	(3.9%)

Expenses and Other Income:
Interest Expense	(34.8)		(57.7)
Interest Income	12.3		28.7
Other Income (Expense), Net	4.9		(1.4)
Total (Expenses) and Other Income	(17.6)		(30.4)

Loss before Income Taxes	(99.5)		(88.2)
Benefit of Income Taxes	(25.4)		(23.7)
Loss of Consolidated Companies	(74.1)		(64.5)
Equity in Net Income of Unconsolidated Affiliates	0.5		1.1
Net Loss	(73.6)		(63.4)
Net Loss Attributable to Noncontrolling Interests [1]	6.6		0.6
Net Loss Attributable to IPG [1]	(67.0)		(62.8)
Dividends on Preferred Stock	(6.9)		(6.9)
Net Loss Available to IPG Common Stockholders [1]	$(73.9)		$(69.7)

Loss Per Share Available to IPG Common Stockholders – Basic and Diluted	$(0.16)		$(0.15)

Weighted Average Number of Common Shares Outstanding – Basic and Diluted	464.0		459.2

1 Effective January 1, 2009, we adopted SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements. Prior year amounts have been reclassified to conform to current period presentation.

Interpublic Group 1114 Avenue of the Americas New York, NY 10036 212-704-1200 tel 212-704-1201 fax